EXHIBIT 10.1

Amendment to THE SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

PARAMOUNT GROUP OPERATING PARTNERSHIP LP

THIS amendment TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PARAMOUNT GROUP OPERATING PARTNERSHIP LP (this “Amendment”), dated as of September 17, 2025, is entered into by Paramount Group, Inc., a Maryland corporation, as the General Partner.

W I T N E S S E T H:

WHEREAS, the General Partner and the Limited Partners are party to that certain Second Amended and Restated Agreement of Limited Partnership of Paramount Group Operating Partnership LP, dated as of October 26, 2020 (as it may be amended, supplemented and/or restated from time to time, the “Partnership Agreement”); and

WHEREAS, in accordance with Section 14.2(B)(4) of the Partnership Agreement, the General Partner may amend the Partnership Agreement without the Consent of the Limited Partners to reflect a change that does not adversely effect the rights of the Limited Partners under the Partnership Agreement, or to cure any ambiguity, correct or supplement any provision of the Partnership Agreement;

WHEREAS, the General Partner desires to amend the Partnership Agreement as set forth in this Amendment, effective as of the date hereof.

NOW, THEREFORE:

1.
Definitions. Capitalized words and phrases used herein and not otherwise defined have the meanings set forth or referenced in the Partnership Agreement.
2.
Amendment. Section 11.2B(1) of the Partnership Agreement shall be amended and restated in its entirety as follows:

“(a) an Extraordinary Transaction in connection with which either (a) the Company is the surviving entity and the holders of REIT Shares are not entitled to receive any cash, securities, or other property in connection with such Extraordinary Transaction or (b) all Limited Partners (other than the Company) either will receive, or will have the right to elect to receive, for each Common Unit an amount of cash, securities and other property equal to the product of (x) the Conversion Factor in effect on such date with respect to such Common Units multiplied by (y) the greatest amount of cash, securities and other property paid to a holder of one REIT Share in consideration of one such REIT Share pursuant to the terms of the Extraordinary Transaction during the period from and after the date on which the Extraordinary Transaction is consummated; provided that, if, in connection with the Extraordinary Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding REIT

Shares, each holder of Common Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder of Common Units would have received had it exercised its Redemption Right (as set forth in Section 8.5) and received REIT Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Extraordinary Transaction shall have been consummated; or”

3.
Meaning of “Agreement”. Unless otherwise specified or unless the context otherwise requires, the term “Agreement” as used in the Partnership Agreement, shall mean and include the Partnership Agreement and this Amendment, together, it being the intent of the General Partner that the Partnership Agreement and this Amendment be construed and treated as a single instrument.
4.
Entire Agreement. This Amendment shall not constitute an amendment or waiver of any provision of the Partnership Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the General Partner that would require an amendment, waiver or consent of such party except as expressly stated herein.
5.
Miscellaneous. The provisions of Section 14.2 (Amendments), Section 15.1 (Addresses and Notices), Section 15.2 (Titles and Captions), Section 15.3 (Pronouns and Plurals), Section 15.4 (Further Action), Section 15.5 (Binding Effect), Section 15.6 (No Third-Party Rights Created Hereby), Section 15.7 (Waiver), Section 15.8 (Counterparts), Section 15.9 (Applicable Law; Waiver of Jury Trial), Section 15.10 (Invalidity of Provisions) and Section 15.11 (No Rights as Stockholders) of the Partnership Agreement shall apply hereto mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the General Partner has executed this Amendment to the Second Amended and Restated Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:

PARAMOUNT GROUP, INC.

By: /s/ Albert Behler
Name: Albert Behler
Title: Chairman, Chief Executive Officer and

President

[Signature Page to Amendment to the Second Amended and Restated Agreement of Limited Partnership of Paramount Group Operating Partnership LP]